Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Plan Administrator
Myers Industries, Inc. Amended and Restated Employee Stock Purchase Plan
We consent to the incorporation by reference in the Registration Statement filed on Form S-8 (File No. 333-90367) of Myers Industries, Inc. and the Myers Industries, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”), of our report dated March 19, 2009, with respect to the Plan’s financial statements as of and for the year ended December 31, 2008, which report appears in the annual report on Form 11-K for the Plan’s year ended December 31, 2008.
/s/ Meaden & Moore, Ltd
MEADEN & MOORE, LTD.
Certified Public Accountants
March 26, 2009
Cleveland, Ohio

Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors Myers Industries, Inc.
We consent to the incorporation by reference in the Registration Statement (File No. 333-90367) on Form S-8 of Myers Industries, Inc. of our report dated March 28, 2008 relating to the statement of assets available for plan benefits of Myers Industries, Inc. Amended and Restated Employee Stock Purchase Plan as of December 31, 2007, and the related statement of changes in assets available for plan benefits for each of the two years then ended, which appears in this December 31, 2008 Annual Report on Form 11-K of Myers Industries, Inc. Amended and Restated Employee Stock Purchase Plan.
/s/ SS&G Financial Services, Inc.
Certified Public Accountants
Cleveland, Ohio
March 26, 2009